UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report

July 17, 2007

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of incorporation or organization)	(Primary Standard Indus. Classification Code Number)	(I.R.S. Employer Identification No)

1515 Hancock Street, Suite 301, Hancock Plaza

                Quincy, Massachusetts 02169

(617) 405-2600

(Address and telephone number of principal executive offices)

MacAllister Smith

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(617) 405-2600

(Name, address and telephone number of agent for service)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 2.04 EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION

Reference is made to our quarterly report on Form 10QSB for our first quarter ended March 31, 2007 wherein reported an alleged default in a senior secured note to a member of a lending group. On June 29, 2006, we entered into a $37 million convertible debt financing with a group of institutional investors. Under the terms of agreement, we issued convertible notes that accrue interest at a rate of 8% per annum, payable quarterly in arrears beginning on October 2, 2006. A member of the lending group which loaned our Company $1,000,000 is Iroquois Master Fund Ltd. On April 10, 2007, Iroquois Master Fund notified provided our Company a written default notice stating that we had failed to pay interest on their note and provided us their wire details. Prior to this we had written and called Iroquois Master Fund several times for their wire details and had, in fact, paid all of our other lenders on a timely basis. Immediately on receipt of the wire details, we made full payment of the interest due. We believe in good faith that there was miscommunication of payment details and a good faith attempt on our part to communicate this to Iroquois Master Fund. We called Iroquois to discuss this matter, determine any penalties due and believed in good faith that the matter was closed. On April 20, 2007, we received a second default notice seeking penalties and stating their rights under default. We promptly paid the $3,406.38 penalty to the account provided. To be clear, the note states that an event of default is "any default in the payment of ... interest (including Late Fees) on, or liquidated damages in respect of, any Note, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within 3 Trading Days." Our lenders' rights under default are the payment of 125% of the principal amount due plus interest and penalties. We believe that we have acted in good faith. Iroquois Master Fund has filed suit against us in the Supreme Court of the State of New York County of New York for breach of contract. We firmly believe that we have acted in good faith and plaintiff's claim is without merit. We have retained counsel and will vigorously defend this action. .

The information in this Form 8-K is being furnished pursuant to Item 2.04 " Events That Accelerate Or Increase A Direct Financial Obligation" shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pipeline Data Inc.
Dated:	July 17, 2007	By:	/s/ MacAllister Smith
		Name:	MacAllister Smith
		Title:	Chief Executive Officer